Exhibit 5.2

June 22, 2021

Diversified Healthcare Trust
Two Newton Place

255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), and the Company’s subsidiaries listed on Schedule I hereto (the “Subsidiaries”), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the “Securities”): (i) debt securities of the Company (the “Debt Securities”); (ii) preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”), of the Company; (iii) depositary shares of the Company representing whole or fractional interests in Preferred Shares (“Depositary Shares”); (iv) common shares of beneficial interest, $.01 par value per share (“Common Shares”), of the Company; (v) warrants of the Company to purchase Debt Securities, Preferred Shares or Common Shares (“Warrants” and, together with the Debt Securities, the Preferred Shares, the Depositary Shares and the Common Shares, the “Company Securities”); and (vi) guarantees of Debt Securities (the “Subsidiary Guarantees”) by the Subsidiaries, covered by the above-referenced Registration Statement, (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                  The Registration Statement and the related form of prospectus included therein;

2.                  The Amended and Restated Declaration of Trust, as amended and supplemented, of the Company (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                  The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Diversified Healthcare Trust
June 22, 2021

4.                  The Declarations of Trust (the “Trust Subsidiary Declarations of Trust”) of each of the Trust Subsidiaries (as defined on Schedule I), certified by the SDAT;

5.                  The Bylaws (the “Trust Subsidiary Bylaws”) of each of the Trust Subsidiaries, certified as of the date hereof by an officer of each of the Trust Subsidiaries;

6.                  The Articles of Organization (the “LLC Subsidiary Articles of Organization”) of each of the LLC Subsidiaries (as defined on Schedule I), certified by the SDAT;

7.                  The Operating Agreements (the “LLC Subsidiary Operating Agreements”) of each of the LLC Subsidiaries, certified as of the date hereof by an officer of each of the LLC Subsidiaries;

8.                  The Charters (the “Corporate Subsidiary Charters”) of each of the Corporate Subsidiaries (as defined on Schedule I), certified by the SDAT;

9.                  The Bylaws (the “Corporate Subsidiary Bylaws” and, together with the Trust Subsidiary Declarations of Trust, Trust Subsidiary Bylaws, LLC Subsidiary Articles of Organization, LLC Subsidiary Operating Agreements and Corporate Subsidiary Charters, the “Subsidiary Documents”) of each of the Corporate Subsidiaries, certified as of the date hereof by an officer of each of the Corporate Subsidiaries;

10.               Certificates of the SDAT as to the good standing of the Company and the Subsidiaries, dated as of a recent date;

11.               Resolutions (the “Company Resolutions”) adopted by the Board of Trustees of the Company (the “Board”), relating to the registration of the Company Securities, certified as of the date hereof by an officer of the Company;

12.               Resolutions (the “Subsidiary Resolutions”) adopted by the Board of Trustees, Managing Members or the Board of Directors, as the case may be, of the Subsidiaries, relating to the registration of the Guarantees, certified as of the date hereof by an officer of each of the Subsidiaries;

13.               A certificate executed by an officer of the Company and each of the Subsidiaries, dated as of the date hereof; and

14.              Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Diversified Healthcare Trust
June 22, 2021

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company and the Subsidiaries) is duly authorized to do so.

3.                  Each of the parties (other than the Company and the Subsidiaries) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                  All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                  The issuance of, and certain terms of, the Company Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Company Resolutions (such approval referred to herein as the “Trust Proceedings”).

6.                  The issuance of, and certain terms of, the Guarantees to be issued by the Subsidiaries from time to time will be authorized and approved by the Board of Trustees, Managing Member or Board of Directors, as the case may be, of each of the Subsidiaries, in accordance with the applicable Subsidiary Documents and Subsidiary Resolutions (such approval referred to herein as the “Subsidiary Proceedings”).

7.                  Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

8.                  Upon the issuance of any Company Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Company Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

Diversified Healthcare Trust
June 22, 2021

9.                  Upon the issuance of any Company Securities that are Preferred Shares (“Preferred Securities”), including (i) Preferred Securities which may be issued upon conversion or exercise of any other Company Securities convertible into or exercisable for Preferred Securities and (ii) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration of Trust, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration of Trust.

10.               The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article VII (Restriction on Transfer and Ownership of Shares) of the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                  Each of the Trust Subsidiaries is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  Each of the LLC Subsidiaries is a limited liability company duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  Each of the Corporate Subsidiaries is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

3.                  Upon the completion of all Trust Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

4.                  Upon the completion of all Trust Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

5.                  Upon the completion of all Trust Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

Diversified Healthcare Trust
June 22, 2021

6.                  Upon the completion of all Trust Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

7.                  Upon the completion of all Trust Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

8.                  Upon the completion of all Subsidiary Proceedings relating to the Guarantees, the Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act. Sullivan & Worcester LLP, counsel to the Company, may rely on this opinion in connection with an opinion of even date herewith to be issued by it relating to the issuance of the Securities.

Very truly yours,

/s/ Venable LLP

SCHEDULE I

Trust Subsidiaries

Subsidiaries that are Maryland real estate investment trusts (the “Trust Subsidiaries”)

1.	CCC Alpha Investments Trust
2.	CCC Delaware Trust
3.	CCC Financing I Trust
4.	CCC Pueblo Norte Trust
5.	CCC Retirement Partners Trust
6.	CCC Retirement Trust
7.	SNH/CSL Properties Trust
8.	SNH/LTA Properties Trust
9.	SNH AL Properties Trust
10.	SNH ALT Leased Properties Trust
11.	SNH CHS Properties Trust
12.	SNH FM Financing Trust
13.	SNH Granite Gate Lands Trust
14.	SNH Grove Park Trust
15.	SNH IL Properties Trust
16.	SNH NS Properties Trust
17.	SNH Parkview Properties Trust
18.	SNH SE Properties Trust
19.	SNH Somerford Properties Trust
20.	SNH Tellico Trust
21.	SNH Well Properties Trust
22.	SNH Yonkers Properties Trust
23.	SPTGEN Properties Trust
24.	SPTIHS Properties Trust
25.	SPTMISC Properties Trust
26.	SPTMNR Properties Trust
27.	SPTMRT Properties Trust
28.	SPTSUN II Properties Trust
29.	HRES1 Properties Trust
30.	HRES2 Properties Trust

LLC Subsidiaries

Subsidiaries that are Maryland limited liability companies (the “LLC Subsidiaries”)

31.	DHC Holdings LLC
32.	MSD Pool 1 LLC
33.	MSD Pool 2 LLC
34.	SNH/LTA Properties GA LLC
35.	SNH AL Cumming LLC
36.	SNH AL Cumming Tenant LLC
37.	SNH AL Georgia LLC
38.	SNH AL Georgia Tenant LLC
39.	SNH AL Georgia Holdings LLC
40.	SNH AL Properties LLC
41.	SNH AZ Tenant LLC
42.	SNH Bakersfield LLC
43.	SNH BAMA Tenant LLC
44.	SNH CAL Tenant LLC
45.	SNH CO Tenant LLC
46.	SNH DEL Tenant LLC
47.	SNH Derby Tenant LLC
48.	SNH FLA Tenant LLC
49.	SNH Georgia Tenant LLC
50.	SNH Granite Gate Lands Tenant LLC
51.	SNH Grove Park Tenant LLC
52.	SNH INDY Tenant LLC
53.	SNH Kent Properties LLC
54.	SNH Lincoln Tenant LLC
55.	SNH Longhorn Tenant LLC
56.	SNH LTF Properties LLC
57.	SNH MASS Tenant LLC
58.	SNH MD Tenant LLC
59.	SNH MO Tenant LLC
60.	SNH Modesto LLC
61.	SNH NC Tenant LLC
62.	SNH Neb Tenant LLC
63.	SNH NJ Tenant GP LLC
64.	SNH NJ Tenant LLC
65.	SNH NM Tenant LLC
66.	SNH Northwoods LLC
67.	SNH Northwoods Tenant LLC
68.	SNH Ohio Tenant LLC
69.	SNH OMISS Tenant LLC
70.	SNH PENN Tenant LLC
71.	SNH Proj Lincoln TRS LLC
72.	SNH Redmond Properties LLC
73.	SNH RMI Fox Ridge Manor Properties LLC
74.	SNH RMI Jefferson Manor Properties LLC
75.	SNH RMI McKay Manor Properties LLC
76.	SNH RMI Northwood Manor Properties LLC
77.	SNH RMI Oak Woods Manor Properties LLC
78.	SNH RMI Park Square Manor Properties LLC
79.	SNH RMI Properties Holding Company LLC
80.	SNH RMI Smith Farms Manor Properties LLC
81.	SNH RMI Sycamore Manor Properties LLC
82.	SNH SC Tenant LLC
83.	SNH Tellico Tenant LLC
84.	SNH TENN Tenant LLC
85.	SNH Toto Tenant LLC
86.	SNH TRS Licensee Holdco LLC
87.	SNH VA Tenant LLC
88.	SNH Viking Tenant LLC
89.	SNH Wilmington LLC
90.	SNH WIS Tenant LLC
91.	SNH WY Tenant LLC

Corporate Subsidiaries

Subsidiaries that are Maryland corporations (the “Corporate Subsidiaries”)

92.	SNH 30 Newcrossing Inc.
93.	SNH AL AIMO, Inc.
94.	SNH AL AIMO II, Inc.
95.	SNH AL AIMO Tenant, Inc.
96.	SNH AL AIMO Tenant II, Inc.
97.	SNH AL Crimson Tenant Inc.
98.	SNH AL TRS, Inc.
99.	SNH AL Wilmington Tenant Inc.
100.	SNH IL Joplin Inc.
101.	SNH SE Tenant TRS, Inc.
102.	SNH SE Tenant 2 TRS, Inc.
103.	SNH TRS Inc.
104.	SNH Yonkers Tenant Inc.
105.	SNH Ward Ave. Properties I Inc.